Exhibit 11.1

TIM PARTICIPAÇÕES S.A. – ETHICS CODE

Article 1 – Premise

The Telecom Italia Group (“TIM Group”) conducts its internal and external activities in compliance with the principles contained herein, convinced that ethics in business is also a condition for success.

Thus, Telecom Italia has adhered - and fosters the adhesion of all the Group Companies - to the “Global Compact” related to human rights, labor and environmental issues, promoted by the United Nations.

Article 2 – Objectives and values

The basic objective of the TIM Group’s Companies is to create value to shareholders, being their industrial and financial strategies, as well as the resulting operating actions, inspired in the efficient use of resources, based on such scope.

The Group’s Companies:

as active and committed members of the communities in which they operate, undertake to comply with and ensure internal compliance with the laws in force in the countries where they operate and with the ethical principles generally accepted in business: transparency, correctness and loyalty;

abhor and disapprove of resorting to any wrongful or in any way improper behavior (towards the community, public authorities, customers, workers, investors and competitors) to achieve its economic objectives, which are pursued solely through excellence in performance in terms of product and service quality and convenience, based on experience, customer care and innovation;

implement corporate instruments able to prevent deviations from the principles of legality, transparency, correctness and loyalty on the part of their own employees and associates and enforce respect therefor and observance thereof;

ensure to the market, investors and the community at large, even when defending their own competitiveness, full transparency in their operations;

undertake to promote loyal competition, in their own interest and in the interest of all market operators, customers and stakeholders in general;

pursue excellence and competitiveness in the market, by offering high quality service, thereby meeting their customers' demands;

are aware of the importance of the services provided to the well-being and growth of the communities in which they operate;

protect and value their human resources;

use natural resources carefully, aiming at sustainable development, respecting the environment and the rights of future generations.

Article 3 - Shareholders

The Group’s companies undertake to ensure equal treatment to all shareholder classes by avoiding privileged treatment. The mutual advantages deriving from the fact of belonging to a group of companies will be observed in compliance with the applicable rules and respecting the individual rights of each of the Companies in the creation of value.

Article 4 - Customers

The excellence of the Group’s Companies’ products and services is grounded on the care towards their customers and the desire to meet their requests. The main goal is to ensure an immediate, proper answer to the customers' demands, based on correctness, courtesy and collaboration.

Article 5 - Community
  The Group’s companies intend to contribute to the economic welfare and growth of the communities in which they operate, by providing efficient, leading-edge services.

  In keeping with those objectives and their responsibilities towards the different stakeholders, the Group’s Companies see research and innovation as a prerequisite to growth and success.

  In consonance with their private nature and the consequent demands for an economically efficient administration, the Group’s Companies take into account the social importance of telecommunication services in their decision-making, thus meeting the needs of the community, including those of its weaker members.

  Being aware of the importance of the services rendered and the ensuing responsibilities towards the public, the Group’s Companies maintain a relationship based on full, effective collaboration and transparency with local, national and supranational authorities, respecting the autonomy of each of them, their economic objectives and the values contained herein.

  The Group Companies are favorable to and, as the case might be, support social, cultural and educational efforts focused on human promotion and better quality of life.

  In compliance with applicable rules, the Group’s Companies shall not provide contributions, advantages or other benefits to political parties and worker unions, or to their representatives or candidates.
Article 6 – Human Resources
  The TIM Group’s Companies acknowledge the importance of their human resources, convinced that the success of every company derives from the professional contribution of the people working there, in a climate of loyalty and mutual trust.

  The Group Companies advocate safety and health in the workplace and consider the respect for workers rights to be crucial to their operations. The management of labor relations is focused on ensuring equal opportunities and fostering the individual professional growth of each employee.
Article 7 – The Environment
  The TIM Group’s Companies believe in global sustainable development in the common interest of all stakeholders, being they current or future. Accordingly, their investment and business decisions are based on the respect for the environment and public health.

  In compliance with the applicable specific rules, the Group’s Companies take into account environmental issues in their decision-making, including the adoption – when operationally and economically feasible – of ecologically sound technologies and methods, in order to reduce the environmental impact of their activities.

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Article 8 – Information
  The Group’s Companies acknowledge the importance of providing precise information on their activities to the market, investors and the community at large.

  Except for the confidentiality requirements of their business, the Group’s Companies adopt transparency as their objective in the relationship with all stakeholders. In particular, the Group’s Companies communicate with the market and investors observing the criteria of correctness, clarity and equal access to information.
Article 9 – Compliance
  All the Group’s Companies’ bodies, management and service providers shall abide by this Code.

  The TIM Group’s Companies undertake to implement the specific procedures, regulations or instructions required to ensure that the values mentioned herein are present in their behavior and in the behavior of all their employees and associates and to set forth – as the case might be – specific systems to punish violations.

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Código Ético do Grupo
De acordo com o Código Ético do Grupo Telecom Italia
Outubro 2004

Artigo 1 – Premissa

-	O grupo Telecom Italia conduz sua atividade interna e externa observando os princípios contidos no presente Código, alicerce do modelo organizacional e do sistema de controle interno do Grupo, convencido de que a ética na condução dos negócios é, também, condição do sucesso da empresa.

-	Nesse contexto, a Telecom Italia aderiu e incentiva a adesão por parte de todas as Sociedades do Grupo ao “Global Compact” (Pacto Global) promovido pela Organização das Nações Unidas sobre os direitos humanos, meio ambiente e trabalho.

-	Os órgãos de gestão de todas as Sociedades do Grupo, seus administradores, bem como todos que trabalham para elas devem observar este Código no âmbito de seus respectivos poderes, funções e responsabilidades.

Artigo 2 – Objetivos e valores

-	O objetivo básico das Sociedades do Grupo Telecom Itália é a criação de valor para o acionista, em observância aos princípios constantes neste Código. Para este fim devem ser orientadas as estratégias industriais e financeiras e as decorrentes ações operacionais, inspiradas na eficiência do emprego dos recursos.

-	As Sociedades do Grupo:
  na condição de membros ativos e responsáveis pelas comunidades em que operam, se obrigam a respeitar e a fazer respeitar, no seu interior, as leis vigentes nos países em que exercem sua atividade e os princípios éticos normalmente aceitos de acordo com os padrões internacionais na condução dos negócios: transparência, correção e lealdade;

  devem rejeitar e desaprovar o recurso a comportamentos ilegais ou de alguma forma incorretos (em relação à comunidade, às autoridades públicas, aos clientes, aos trabalhadores, aos investidores, aos fornecedores e aos concorrentes) para alcançar seus objetivos econômicos, os quais devem ser perseguidos exclusivamente com a excelência de seus produtos e serviços em termos de qualidade e custo-benefício, com base na experiência, na atenção ao cliente e na inovação;

  devem adotar instrumentos organizacionais capazes de prevenir a violação das leis e dos princípios de transparência, correção e lealdade por parte dos próprios empregados e colaboradores, assim como devem tomar medidas que assegurem que tais instrumentos sejam respeitados e efetivamente implementados;

  devem garantir ao mercado, aos investidores e à comunidade em geral plena transparência sobre suas ações, sempre resguardadas as informações estratégicas;

  devem envidar todos os seus esforços para promover uma competição leal, que considerem de seu próprio interesse, bem como do interesse de todos os participantes do mercado, seus clientes e os Stakeholders/partes interessadas em geral;

  devem perseguir a excelência e a competitividade no mercado, oferecendo aos seus clientes produtos e serviços de alta qualidade e que atendam de forma eficiente suas exigências;

  devem estar conscientes da importância estratégica dos serviços por elas prestados para o bem-estar e o crescimento das comunidades em que operam;

  devem proteger e valorizar os recursos humanos que utilizam;

  devem empregar com responsabilidade os recursos, tendo como meta o desenvolvimento sustentável, respeitando o meio ambiente e os direitos das futuras gerações.

Artigo 3 ~~-~~– Sistema de Controle Interno

-	Um sistema eficiente e efetivo de controle interno é condição necessária à condução dos negócios em conformidade com os princípios deste Código. Nesse sentido, todas as pessoas para as quais este Código se direciona devem colaborar para que o sistema funcione adequadamente.

-	São aspectos especialmente importantes do sistema de controle interno: a correta especificação de deveres e responsabilidades, com uma coerente alocação e delegação das atividades operacionais, e a confiabilidade da contabilidade e das informações gerenciais.

-	Deve ser objetivo prioritário das Sociedades do Grupo a observância dos métodos e prazos estabelecidos pelas normas aplicáveis, pelos regulamentos e procedimentos operacionais no que diz respeito à coleta, manutenção, processamento e disseminação dos dados contábeis e gerenciais. A responsabilidade primária pela consecução deste objetivo – o qual requer a cooperação de todas as pessoas para quem este Código se direciona – deve recair sobre o Chief Executive Officer (Diretor Presidente) e sobre o Chief Financial Officer (Diretor Financeiro), bem como sobre os responsáveis pela contabilidade e pelo controle operacional de cada Sociedade do Grupo.

Artigo 4 – Relação com Stakeholders/Partes Interessadas

4.1 Acionistas

      As Sociedades do Grupo comprometem-se a garantir igualdade de tratamento a todas as categorias de acionistas, evitando tratamentos preferenciais. As vantagens decorrentes de pertencer a um grupo empresarial devem ser perseguidas com observância às normas aplicáveis e ao interesse individual de cada uma das Sociedades na lucratividade das suas atividades e na criação de valor para os seus acionistas.

4.2 Clientes

      As Sociedades do Grupo baseiam a excelência dos produtos e serviços oferecidos na atenção aos clientes e no desejo de satisfazer seus pedidos. O objetivo primaz perseguido é o de assegurar uma resposta imediata, qualificada e dirigida às exigências dos clientes, baseando suas condutas na correção, cortesia e colaboração.

4.3 Comunidade

-	As Sociedades do Grupo pretendem contribuir para o bem estar econômico e para o crescimento das comunidades em que atuam, através da prestação de serviços eficientes e tecnologicamente de ponta.

-	De forma coerente com os mencionados objetivos e com as responsabilidades assumidas diante dos diversos Stakeholders/partes interessadas, as Sociedades do Grupo devem ver na pesquisa e na inovação uma condição essencial para o crescimento e sucesso.

-	Coerentemente com sua natureza de sociedades empresariais e as conexas exigências de uma administração economicamente eficiente,

nas escolhas realizadas as Sociedades do Grupo devem levar em consideração a relevância social dos serviços de telecomunicações e envidar esforços para atender as necessidades da coletividade, inclusive de seus componentes mais fracos.

-	Sabedores da importância do serviço prestado e das decorrentes responsabilidades diante da coletividade, as Sociedades do Grupo mantêm com as Autoridades das administrações públicas locais, nacionais e supranacionais, relações inspiradas na plena e eficaz colaboração e na transparência, respeitado o papel de cada uma delas, assim como os objetivos econômicos e os valores contidos neste Código.

-	As Sociedades do Grupo vêem com simpatia e, quando for o caso, apóiam iniciativas sociais, culturais e educacionais dirigidas para a promoção da pessoa e para a melhoria das condições de vida.

-	As Sociedades do Grupo não farão contribuições de qualquer natureza a partidos políticos ou a organizações sindicais, nem a seus representantes ou candidatos, garantida a observância da legislação aplicável.

-	As Sociedades do Grupo acreditam que é desejável o crescimento global sustentável no interesse comum de todos os Stakeholders/partes interessadas, atuais e futuros. Suas escolhas de investimento e de negócios devem ser baseadas, portanto, no respeito ao meio ambiente e à saúde pública.

-	As Sociedades do Grupo devem levar em consideração as questões ambientais na tomada de suas decisões e – indo além do que é exigido pela legislação aplicável quando isso for operacional e economicamente viável – devem tentar adotar tecnologias e métodos de produção harmônicos com o meio ambiente, com o objetivo de reduzir o impacto ambiental de suas atividades.

4.4 Recursos Humanos

-	As Sociedades do Grupo reconhecem a importância central dos recursos humanos, convencidas de que o principal fator de sucesso de toda a empresa é representado pela contribuição das pessoas que nela trabalham, num contexto de lealdade e confiança mútua.

-	As Sociedades do Grupo defendem a segurança e a saúde nos locais de trabalho e consideram fundamental no desempenho da atividade econômica o respeito aos direitos dos trabalhadores. A administração de pessoal é orientada para assegurar iguais oportunidades e favorecer o crescimento profissional de cada colaborador.

4.5 Mercado

-	As Sociedades do Grupo reconhecem a importância que uma informação correta sobre suas atividades representa para o mercado, para os investidores e para a comunidade em geral.

-	Garantidas as exigências de confidencialidade exigidas pela condução do seu negócio, as Sociedades do Grupo assumem a transparência como seu objetivo nas relações com todos os stakeholders/partes interessadas. As Sociedades do Grupo devem, em especial, prestar informações ao mercado e aos investidores observando os critérios de correção, clareza e igualdade de acesso à informação.

-	A divulgação de informações a terceiros deve ser regida – observadas as normas aplicáveis – por procedimentos internos específicos.

Artigo 5 – Transações com partes relacionadas

As atividades das Sociedades do Grupo devem pautar-se nos princípios de correção e transparência. Para esse fim, transações com partes relacionadas, incluindo transações intra-grupo, devem garantir correção substancial e procedimental, através do cumprimento de regras de conduta de negócios aplicáveis a tais transações, das quais o mercado deve ser adequadamente informado.

Artigo 6 – Conduta das pessoas para as quais este Código se destina.

-	A conduta e as relações negociais dos órgãos sociais, dos administradores e de todos aqueles que trabalham para as Sociedades do Grupo devem ser baseadas no cumprimento das normas aplicáveis, deste Código e dos procedimentos próprios das Sociedades.

-	As pessoas a quem este código se direciona não poderão:
  perseguir interesses pessoais ou de terceiros em detrimento do interesse da Sociedade para a qual trabalham;

  explorar impropriamente, para interesses pessoais ou de terceiros, o nome ou a reputação da Sociedade para a qual trabalham ou do Grupo, assim como informações ou oportunidades de negócios obtidas em decorrência do exercício de suas funções;

  utilizar bens da Sociedade para fins estranhos aos que se destinem.
-	As pessoas às quais este Código se destina devem abster-se de exercer atividades (remuneradas ou não) e condutas incompatíveis com as obrigações decorrentes de suas relações com a Sociedade para qual trabalham.

-	Os empregados (colaboradores) das Sociedades do Grupo devem relatar aos seus superiores imediatos qualquer conflito de interesses, seja potencial, direto ou indireto, com relação à Sociedade para qual trabalhem; em caso de dúvida sobre a existência de conflito de interesses, os colaboradores deverão cumprir o aqui disposto.

-	As pessoas a quem este Código de destina devem garantir a confidencialidade de qualquer informação obtida no exercício de suas funções. O tratamento das informações confidencias, especialmente em relação às informações que possam causar impacto nos preços de produtos, serviços ou valores mobiliários (price sensitive information), devem reger-se – observadas as normas aplicáveis – por procedimentos internos especiais.

Artigo 7 – Cumprimento do Código

-	As Sociedades do Grupo comprometem-se a implementar procedimentos, regulamentos e instruções destinados a garantir que os valores aqui afirmados sejam refletidos nas condutas concretas de cada uma delas e de todos os seus empregados e colaboradores, prevendo – quando for o caso e observadas as normas aplicáveis – um sistema de punição para eventuais violações.

-	Os empregados devem informar prontamente à pessoa encarregada pelo controle interno da Sociedade que trabalham, seja diretamente ou através do seu superior imediato, qualquer:
  violação ou indução à violação das normas aplicáveis, deste Código ou dos procedimentos internos;

  irregularidade ou negligência na manutenção de registros contábeis ou de documentos relacionados, ou ainda no cumprimento das obrigações referentes a relatórios financeiros ou administrativos.
-	A pessoa encarregada do controle interno deve verificar qualquer destes relatos a fim de estabelecer os fatos e tomar as devidas providências, incluindo propostas para punir os culpados quando for o caso, observados os procedimentos dispostos nas normas aplicáveis, convenções coletivas ou contratos.

-	A pessoa que de boa-fé relatar eventuais condutas irregulares não deverá sofrer qualquer conseqüência adversa. Seus nomes serão mantidos em sigilo, exceto quando a lei dispuser em contrário.

-	O Comitê de Controle Interno (Internal Control Commitee) e o Conselho Fiscal (Board of Statutory Auditors) devem ser oportunamente informados dos relatos recebidos pelas pessoas encarregadas pelo controle interno, bem como das providências tomadas em decorrência.

Artigo 8 – Monitoramento e revisão do Código

Este Código deve ser revisto anualmente e, se necessário, reformulado pelo Conselho de Administração à luz das recomendações do Comitê de Controle Interno (Internal Control Committee) e após ouvida a opinião do Conselho Fiscal (Board of Statutory Auditors), o qual também poderá submeter propostas ao Conselho de Administração.